Exhibit 99.1

For Immediate Release

Contacts:
Christy Glesing, media relations director, OneAmerica
office (317) 285-1468 cell (317) 667-5991, Christy.Glesing@oneamerica.com

Cary Walker, City National Bank
(213) 673-7615, Cary.Walker@cnb.com

OneAmerica® to Acquire City National Bank’s Retirement Services Division

INDIANAPOLIS (June 25, 2014) – OneAmerica® and City National Bank announced today that they have entered into an agreement whereby OneAmerica will acquire City National Bank’s San Diego-based retirement services recordkeeping business. Terms of the agreement were not disclosed.

The transaction is expected to close later this year. At that time, the business will adopt the name OneAmerica Retirement Services LLC. OneAmerica will continue business operations from the current San Diego location and clients will continue to work with their current service team. OneAmerica and City National Bank will also enter into a strategic alliance whereby City National will distribute OneAmerica retirement products and provide directed trustee services to select OneAmerica retirement customers.

“The acquisition of City National Bank’s San Diego retirement services operation will significantly expand and enhance our operations and client service capabilities. This strategic alliance will assist us in our continued growth plans by bringing new participants and plans into the retirement services portfolio of OneAmerica,” said Scott Davison, president and chief executive officer of the companies of OneAmerica.

“OneAmerica is a respected, vibrant and financially strong organization,” said Rich Gershen, executive vice president of wealth management services at City National Bank. “The alliance with OneAmerica will serve our clients well as their needs and the industry continue to evolve.”

City National’s retirement business manages more than 240 plans with 40,000 participants and has $6.5 billion in assets under administration. OneAmerica’s retirement services businesses serve more than 10,000 plans with 680,000 participants and have more than $24 billion in retirement assets.

“City National Bank is one of the pioneers in individually directed accounts (IDAs). This expertise, along with their focus on outstanding service to some of the country’s largest and most prestigious professional service firms, will allow the companies of OneAmerica to offer more comprehensive programs that will continue to distinguish us in the marketplace,” said Bill Yoerger, president, retirement services division of the companies of OneAmerica. “Together, we will provide exceptional retirement services for our clients.”

The transaction is not expected to have a material impact on City National’s financial results.

About OneAmerica
OneAmerica Financial Partners, Inc. (www.oneamerica.com), headquartered in Indianapolis, Ind., has companies that can trace their solid foundations back more than 135 years in the insurance and financial services marketplace.

OneAmerica’s nationwide network of companies offers a variety of products to serve the financial needs of their policyholders and other clients. These products include retirement plan products and services, individual life insurance, annuities, long-term care solutions and employee benefit plan products. The goal of OneAmerica is to blend the strengths of each company to achieve greater collective results.

The products of the OneAmerica companies are distributed through a network of employees, agents, brokers and other distribution sources that are committed to increasing value to our policyholders by helping them prepare to meet their financial goals.

Visit the OneAmerica Newsroom or follow @OneAmericaNews on Twitter for more information.

About City National Bank
City National Bank is the wholly owned subsidiary of City National Corporation (NYSE: CYN), which has $29.7 billion in assets.  The bank provides banking, investment and trust services through 77 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta.  City National and its investment affiliates manage or administer $66.4 billion in client investment assets, including $46.4 billion under direct management.

For more information about City National, visit the company’s website at cnb.com.

Forward-Looking Statements
This press release contains forward-looking information about City National Corporation and its affiliate, City National Bank, that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, including, but not limited to, information relating to the expected closing of the transaction and the expected benefits of the transaction.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including among other things, the failure of the transaction to close and the impact of the transaction on customer relations, as well as other risk factors set forth in City National’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  Any forward-looking statements in this release are based on limited information currently available to City National.  This information is subject to change and City National does not undertake to update this information or the forward-looking statements contained in this press release to reflect circumstances or events that occur after the date the statements are made.

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